[Portfolio Director®] New York
Group Deferred Variable Annuity with Fixed Account Options
Group Master Application

# The United States Life Insurance Company in the City of New York (USL)

## 1. APPLICANT INFORMATION

☐ Employer *OR* ☐ Other: ______________________________

Name: ______________________________ Tax ID: ______________

Address: ______________________ City: ______________ State: ______ ZIP: __________

Plan Administrator Address (if different from above): ______________________________

City: ______________________ State: ________ ZIP : __________ Phone #: (______)__________

## 2. OWNERSHIP/CONTROL

For Deferred Compensation:______________________

For other Lines of Business (choose one): [☐ Employer ☐ Trustee ☐ Other: ______________________________]

## 3. TYPE OF PLAN (Choose one)

[☐ 403(b) Voluntary Deferred Annuity

☐ 403(b) State Optional Retirement Plan

☐ 403(b) Employer Retirement Plan

☐ Deferred Compensation Plan (choose one):

☐ Private Non-Profit

☐ Other Deferred Compensation Plan: ______________________________]

☐ 401(a) or 403(a) Employer Retirement Plan

☐ 401(a) or 403(a) Self-Employed Retirement Plan

☐ 401(k) Cash or Deferred Arrangement

If selecting a 403(b) or 401(k) plan, choose Employee Contribution sources:

☐ Pre-Tax ☐ Both Pre-Tax and Roth After-Tax

☐ Other Plan Type: ______________________ Name of Plan: ______________________

## 4. TYPE OF ORGANIZATION (Choose one)

[☐ PS – Public Educational Institution

☐ PFP – Private For-Profit Organization

☐ SLGOV – State or Local Government

☐ NP – Non-Profit Organization (choose one, **required**):

☐ 501(c)(3) – Attach IRS determination letter ☐ Other__________

☐ SELF – Self-Employed]

Nature of Business: ______________________________

## 5. APPLICANT STATEMENTS AND AGREEMENTS

A current USL contract prospectus with the Privacy Notice was provided with this application. I acknowledge receipt, either physically or electronically, of the current prospectus with Privacy Notice, which includes the applicable investment options, for this deferred variable annuity and have read it carefully. The contract prospectus provides sales expenses and other data. **It is understood that annuity payments (and termination values, if any) provided by the contract applied for are variable and not guaranteed as to dollar amount when based on the investment experience of USL's Separate Account.**

It is understood and agreed that the investment options under the contract will be limited to those options selected except as otherwise modified by agreement between USL and the Applicant, and will be subject to any other limitations described in the contract.

Does the group have any existing life insurance policies, annuity or group contracts? ☐ Yes ☐ No

Will this group contract replace, discontinue or change any group contract issued by this or any other company? ☐ Yes ☐ No

I hereby acknowledge that I have read and understand this application form and the Information section.

Applicant Signature: ______________________ Signed at City, State: ______________________

Applicant Title:______________________ Employer Client #: ______________ Date: __________

VL40316-NY v0525 Original – USL, Copy – Applicant 1.0 page 1

6. FINANCIAL PROFESSIONAL OF RECORD Do you believe the group has any existing life insurance policies, annuity or group contracts☐ ☐ Yes ☐ No Do you have any reason to believe the annuity applied for will replace or change any existing group contract☐ ☐ Yes ☐ No As Agent, have you complied with all State Replacement Regulations and completed all required State Replacement Forms, if applicable☐ ☐ Yes ☐ N/A By signing this form, I represent that I have truly and accurately recorded herein the information provided by the applicant. Agent/Representative State License #: Licensed Agent/Registered Representative (Print Name) Licensed Agent/Registered Representative Signature Date Principal’s Signature Date Information CONTRIBUTION PROCESSING STANDARDS In order to facilitate efficient processing of contributions, processing instructions should be provided before or concurrent with the employer contribution remittance. The instructions and remittance should be in balance. We require that contribution processing instructions be provided in one of several approved electronic formats. RECEIPT OF CONTRIBUTIONS PRIOR TO RECEIVING A PARTICIPANT APPLICATION We make every attempt to get complete information for all participants that direct contributions to us. If we receive contributions for a participant before we receive the participant’s application or enrollment form, we will establish an account if you, as the plan sponsor, confirm that the remittance is valid and agree to provide minimum information (participant’s full name, SSN, date of birth, current address, and marital status) as needed. The contributions will remain in the plan and will be invested in [Goldman Sachs VIT Government Money Market Fund] or as directed by the employer, pending alternative instructions from the participant. Please send completed forms to: Overnight Delivery: [Retirement Services Center [Retirement Services Center P.O. Box 15648 1050 N. Western St. Amarillo, TX 79105-5648] Amarillo, TX 79106-7011] For more complete information about any of the investment options listed on the following page, including fees, charges and expenses, visit [corebridgefinancial.com/retire] or call [1-800-448-2542] for assistance or to request a prospectus in addition to the prospectus which you have already received.